Exhibit 99.1

QUEST DIAGNOSTICS REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2019 REVENUES AND EARNINGS; PROVIDES GUIDANCE FOR FULL YEAR 2020; INCREASES DIVIDEND 5.7% to $0.56 PER QUARTER

•	Record fourth quarter revenues of $1.93 billion, up 4.8% versus 2018

•
Record fourth quarter diluted earnings per share from continuing operations ("EPS") of $1.86, up 101.2% from 2018 primarily due to a gain associated with the sale and leaseback of a property; and record adjusted diluted EPS of $1.67, up 23.7% from 2018

•	Record full year revenues of $7.73 billion, up 2.6% from 2018

•	Record full year diluted EPS of $6.13, up 15.9% from 2018 primarily due to the sale and leaseback of a property; and record adjusted diluted EPS of $6.56, up 4.0% from 2018

•	Record full year cash provided by operations of $1.24 billion, up 3.6% from 2018

•	Full year 2020 reported diluted EPS expected to be greater than $5.51, and adjusted diluted EPS to be greater than $6.60

SECAUCUS, N.J., January 30, 2020 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the fourth quarter and full year ended December 31, 2019.

"We had a solid fourth quarter and ended the year by delivering record revenues, earnings and cash from operations,” said Steve Rusckowski, Chairman, CEO and President. “Strong volume growth from expanded health plan network access, combined with outstanding execution of our Operational Excellence strategy, helped us offset significant reimbursement pressure.
“Quest is well positioned once again in 2020 to deliver on our commitment to grow revenues and earnings. We have a strong value proposition that supports health care's triple aim of improving medical quality and the patient experience while reducing the cost of care. Our guidance for 2020 reflects our continued momentum, partially offset by yet another year of meaningful reimbursement pressure."

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	Change	2019	2018	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$1,926	$1,839	4.8%	$7,726	$7,531	2.6%
Diagnostic information services revenues	$1,844	$1,756	5.1%	$7,405	$7,204	2.8%
Revenue per requisition			1.2%			(1.3)%
Requisition volume			4.1%			4.3%
Organic requisition volume			3.4%			3.1%
Operating income (a)	$363	$220	65.1%	$1,231	$1,101	11.8%
Operating income as a percentage of net revenues (a)	18.8%	12.0%	6.8%	15.9%	14.6%	1.3%
Income from continuing operations attributable to Quest Diagnostics (a)	$253	$127	98.7%	$838	$736	13.8%
Diluted EPS from continuing operations (a)	$1.86	$0.92	101.2%	$6.13	$5.29	15.9%
Cash provided by operations	$348	$295	17.7%	$1,243	$1,200	3.6%
Capital expenditures	$172	$151	14.2%	$400	$383	4.6%

Adjusted (b):
Operating income	$329	$295	11.5%	$1,316	$1,315	0.1%
Operating income as a percentage of net revenues	17.0%	16.0%	1.0%	17.0%	17.5%	(0.5)%
Income from continuing operations attributable to Quest Diagnostics	$228	$187	22.1%	$896	$878	2.1%
Diluted EPS from continuing operations	$1.67	$1.36	23.7%	$6.56	$6.31	4.0%

(a)
For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics, and diluted EPS from continuing operations, see note 2 of the financial tables attached below.

(b)
Beginning in 2019, the company has changed how it presents adjusted income measures to additionally exclude amortization expense for all periods presented. We believe this presentation provides investors with additional insight to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business.

Dividend and Share Repurchase Authority Increased

Quest Diagnostics' Board of Directors authorized a 5.7% increase in its quarterly dividend from $0.53 to $0.56 per share, or $2.24 per share annually, payable on April 21, 2020 to shareholders of record of Quest Diagnostics common stock on April 7, 2020. This dividend increase is the company's ninth since 2011.

The Board also increased the company's share repurchase authorization by $1 billion, bringing the total authorization available to $1.2 billion as of December 31, 2019.

Guidance for Full Year 2020

The company estimates full year 2020 results as follows:

	Low	High
Net revenues	$7.80 billion	$7.96 billion
Net revenues increase	1.0%	3.0%
Reported diluted EPS	Greater than $5.51
Adjusted diluted EPS	Greater than $6.60
Cash provided by operations	$1.25 billion	$1.30 billion
Capital expenditures	$375 million	$400 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, the gain associated with the sale and leaseback of a property, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: Investor; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 866-357-4210 for domestic callers or 203-369-0125 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on January 30, 2020 until midnight Eastern Time on February 13, 2020. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our

46,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2019 and 2018
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net revenues	$1,926	$1,839	$7,726	$7,531

Operating costs and expenses and other operating (income) expense:
Cost of services	1,264	1,235	5,037	4,926
Selling, general and administrative	349	356	1,457	1,424
Amortization of intangible assets	24	24	96	90
Other operating (income) expense, net	(74)	4	(95)	(10)
Total operating costs and expenses, net	1,563	1,619	6,495	6,430

Operating income	363	220	1,231	1,101

Other (expense) income:
Interest expense, net	(42)	(43)	(175)	(167)
Other income (expense), net	7	(10)	20	(8)
Total non-operating expenses, net	(35)	(53)	(155)	(175)

Income from continuing operations before income taxes and equity in earnings of equity method investees	328	167	1,076	926
Income tax expense	(72)	(40)	(247)	(182)
Equity in earnings of equity method investees, net of taxes	9	12	57	44
Income from continuing operations	265	139	886	788
Income from discontinued operations, net of taxes	—	—	20	—
Net income	265	139	906	788
Less: Net income attributable to noncontrolling interests	12	12	48	52
Net income attributable to Quest Diagnostics	$253	$127	$858	$736

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$253	$127	$838	$736
Income from discontinued operations, net of taxes	—	—	20	—
Net income	$253	$127	$858	$736

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.88	$0.93	$6.21	$5.39
Income from discontinued operations	—	—	0.15	—
Net income	$1.88	$0.93	$6.36	$5.39

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.86	$0.92	$6.13	$5.29
Income from discontinued operations	—	—	0.15	—
Net income	$1.86	$0.92	$6.28	$5.29

Weighted average common shares outstanding:
Basic	134	136	134	136
Diluted	136	137	136	139

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2019 and 2018
(in millions, except per share data)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$1,192	$135
Accounts receivable, net	1,063	1,012
Inventories	123	99
Prepaid expenses and other current assets	112	144
Total current assets	2,490	1,390
Property, plant and equipment, net	1,453	1,288
Operating lease right-of-use assets	518	—
Goodwill	6,619	6,563
Intangible assets, net	1,121	1,207
Investment in equity method investees	482	436
Other assets	160	119
Total assets	$12,843	$11,003

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,041	$1,021
Current portion of long-term debt	804	464
Current portion of long-term operating lease liabilities	145	—
Total current liabilities	1,990	1,485
Long-term debt	3,966	3,429
Long-term operating lease liabilities	413	—
Other liabilities	711	745
Redeemable noncontrolling interest	76	77
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both December 31, 2019 and 2018; 217 shares issued as of both December 31, 2019 and 2018	2	2
Additional paid-in capital	2,722	2,667
Retained earnings	8,174	7,602
Accumulated other comprehensive loss	(39)	(59)
Treasury stock, at cost; 84 shares and 82 shares as of December 31, 2019 and 2018, respectively	(5,218)	(4,996)
Total Quest Diagnostics stockholders' equity	5,641	5,216
Noncontrolling interests	46	51
Total stockholders' equity	5,687	5,267
Total liabilities and stockholders' equity	$12,843	$11,003

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2019 and 2018
(in millions)
(unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$906	$788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	329	309
Provision for doubtful accounts	11	6
Deferred income tax provision	15	73
Stock-based compensation expense	56	61
(Gains) losses on sale of property, plant and equipment	(70)	6
Other, net	(39)	6
Changes in operating assets and liabilities:
Accounts receivable	(63)	(65)
Accounts payable and accrued expenses	73	(19)
Income taxes payable	29	4
Other assets and liabilities, net	(4)	31
Net cash provided by operating activities	1,243	1,200

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(58)	(421)
Proceeds from disposition of business	—	2
Proceeds from disposition of property, plant and equipment	91	2
Capital expenditures	(400)	(383)
Increase in investments and other assets	(44)	(1)
Net cash used in investing activities	(411)	(801)

Cash flows from financing activities:
Proceeds from borrowings	2,281	2,090
Repayments of debt	(1,449)	(1,966)
Purchases of treasury stock	(353)	(322)
Exercise of stock options	119	99
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(16)	(21)
Dividends paid	(286)	(266)
Distributions to noncontrolling interest partners	(54)	(54)
Contributions from noncontrolling interest partners	—	16
Other financing activities, net	(17)	23
Net cash provided by (used in) financing activities	225	(401)

Net change in cash and cash equivalents and restricted cash	1,057	(2)
Cash and cash equivalents and restricted cash, beginning of period	135	137
Cash and cash equivalents and restricted cash, end of period	$1,192	$135

Cash and cash equivalents	$1,192	$135
Restricted cash	—	—
Cash and cash equivalents and restricted cash, end of period	$1,192	$135

Cash paid during the period for:
Interest	$192	$174
Income taxes	$202	$84

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$253	$127	$838	$736
Income from discontinued operations, net of taxes	—	—	20	—
Net income attributable to Quest Diagnostics' common stockholders	$253	$127	$858	$736

Income from continuing operations	$253	$127	$838	$736
Less: Earnings allocated to participating securities	1	1	3	3
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$252	$126	$835	$733

Weighted average common shares outstanding - basic	134	136	134	136
Effect of dilutive securities:
Stock options and performance share units	2	1	2	3
Weighted average common shares outstanding - diluted	136	137	136	139

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.88	$0.93	$6.21	$5.39
Income from discontinued operations	—	—	0.15	—
Net income	$1.88	$0.93	$6.36	$5.39

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.86	$0.92	$6.13	$5.29
Income from discontinued operations	—	—	0.15	—
Net income	$1.86	$0.92	$6.28	$5.29

2)	The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended December 31, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$363	18.8%	$(72)	$9	$253	$1.86
Restructuring and integration charges (a)	14	0.7	(4)	—	10	0.07
Other (b)	(72)	(3.8)	18	—	(54)	(0.39)
Amortization expense	24	1.3	(6)	3	21	0.15
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$329	17.0%	$(66)	$12	$228	$1.67

	Twelve Months Ended December 31, 2019 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$1,231	15.9%	$(247)	$57	$838	$6.13
Restructuring and integration charges (a)	78	1.0	(21)	—	57	0.42
Other (b)	(89)	(1.1)	18	—	(71)	(0.50)
Amortization expense	96	1.2	(26)	15	85	0.61
ETB	—	—	(13)	—	(13)	(0.10)
As adjusted	$1,316	17.0%	$(289)	$72	$896	$6.56

	Three Months Ended December 31, 2018 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$220	12.0%	$(40)	$12	$127	$0.92
Restructuring and integration charges (a)	47	2.5	(12)	—	35	0.26
Other (b)	4	0.2	—	—	4	0.02
Amortization expense	24	1.3	(7)	4	21	0.16
ETB	—	—	(1)	—	(1)	(0.01)
Certain income tax items (d)	—	—	1	—	1	0.01
As adjusted	$295	16.0%	$(59)	$16	$187	$1.36

	Twelve Months Ended December 31, 2018 (dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS from continuing operations
As reported	$1,101	14.6%	$(182)	$44	$736	$5.29
Restructuring and integration charges (a)	122	1.7	(31)	—	91	0.66
Other (b)	2	—	1	—	3	0.01
Amortization expense	90	1.2	(27)	17	80	0.57
ETB	—	—	(18)	—	(18)	(0.13)
Certain income tax items (d)	—	—	(14)	—	(14)	(0.09)
As adjusted	$1,315	17.5%	$(271)	$61	$878	$6.31

(a)
For the three and twelve months ended December 31, 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. For the three and twelve months ended December 31, 2018, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(dollars in millions)
Cost of services	$6	$20	$35	$56
Selling, general and administrative	8	27	43	65
Other operating (income) expense, net	—	—	—	1

Operating income	$14	$47	$78	$122

(b)
For the three months ended December 31, 2019, primarily represents a gain associated with the sale and leaseback of a property. For the twelve months ended December 31, 2019, the pre-tax impact primarily represents a gain associated with the sale and leaseback of a property, a gain associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, and a gain associated with an insurance claim for hurricane related losses, partially offset by costs incurred related to a data security incident and non-cash asset impairment charges.

For the three months ended December 31, 2018, primarily represents the loss on the sale of a foreign subsidiary. For the twelve months ended December 31, 2018, primarily represents costs incurred related to certain legal matters and a loss on the sale of a foreign subsidiary, which were partially offset by a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition and an insurance claim for hurricane related losses.

The following table summarizes the pre-tax impact of these other items on the company's consolidated statement of operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(dollars in millions)
Cost of services	$—	$—	$—	$12
Selling, general and administrative	1	—	6	—
Other operating (income) expense, net	(73)	4	(95)	(10)
Operating income	$(72)	$4	$(89)	$2

(c)
For restructuring and integration charges, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2019 and 2018. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company is able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, there was no net income tax expense related to acquisitions in which the gain is non-taxable.

(d)
For the three months ended December 31, 2018, represents an income tax expense associated with finalizing the impact of the enactment of the Tax Cut and Jobs Act ("TCJA"). For the twelve months ended December 31, 2018, represents an income tax benefit associated with a change in a tax return accounting method that enabled the company to accelerate the deduction of certain expenses on its 2017 tax return at the federal corporate statutory tax rate in effect during 2017, partially offset by an income tax expense associated with finalizing the impact of the enactment of TCJA.

3)
Discontinued operations, net of taxes, for the twelve months ended December 31, 2019 includes discrete tax benefits of $20 million associated with the favorable resolution of certain tax contingencies related to Nichols Institute Diagnostics, a test kit manufacturing subsidiary whose operations were discontinued in 2006.

4)
For the three months ended December 31, 2019, the company repurchased 1.9 million shares of its common stock for $200 million. For the twelve months ended December 31, 2019, the company repurchased 3.5 million shares of its common stock for $350 million. As of December 31, 2019, $1.2 billion remained available under the company’s share repurchase authorizations.

5)
The outlook for adjusted diluted EPS represents management’s estimates for the full year 2020 before the impact of special items, including ETB and amortization expense. Further impacts to earnings related to special items may occur throughout 2020. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our 2020 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

Diluted earnings per common share	$5.51
Restructuring and integration charges (a)	0.55
Amortization expense (b)	0.64
ETB	(0.10)
Adjusted diluted EPS	$6.60

(a)
Represents estimated full year pre-tax charges of $100 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)	Represents the estimated impact of amortization expense for 2020 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$107
Amortization expense included in equity in earnings of equity method investees, net of taxes	11

Total pre-tax amortization expense	$118

Total amortization expense, net of an estimated tax benefit using a combined statutory income tax rate of 25.5%	$88